UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2008

ENERGY INFRASTRUCTURE ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32941	20-3521405
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1300, 1105 North Market Street, Wilmington, Delaware	19899
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 655-1771

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On October 17, 2008, Justice Richard Lowe of the Supreme Court of the State of New York, County of New York, issued an order directing Continental Stock Transfer & Trust Company, the trustee of the trust fund in which the proceeds of Energy Infrastructure Acquisition Corp.’s (the “Company”) initial public offering are held, to reserve from distribution $6 million (comprised of $3.5 million in claimed expenses and $2.5 million in attorney’s fees in the arbitration) to provide security for the payment of claims asserted by Vanship Holdings Limited (“Vanship”) against the Company in the arbitration currently pending between Vanship and the Company before the American Arbitration Association in New York. Therefore, until Vanship’s arbitration claims are resolved, none of the $6,000,000 will be available for distribution to the Company’s stockholders.

The Company intends to move forward with its scheduled stockholder’s meeting (the “Stockholder’s Meeting”) on October 30, 2008, at which the Company’s stockholders will be asked to consider and approve the dissolution and liquidation of the Company. If the stockholders approve the dissolution and liquidation at the Stockholder’s Meeting, the Company intends to distribute to its stockholders the remaining unreserved proceeds in the trust account as quickly as possible following such stockholder approval.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2008

ENERGY INFRASTRUCTURE ACQUISITION CORP.

By:	/s/ George Sagredos
Name: George Sagredos
Title: Chief Operating Officer